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                                                                    Exhibit 10.6

                            CENTERPOINT ENERGY, INC.
                         OUTSIDE DIRECTOR BENEFITS PLAN
                (AS AMENDED AND RESTATED EFFECTIVE JUNE 18, 2003)

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                                    RECITALS

                  WHEREAS, Reliant Energy, Incorporated (formerly, Houston Industries Incorporated), a Texas corporation ("REI"), established the Houston Industries Incorporated Director Benefits Plan, effective as of January 1, 1992; and

                  WHEREAS, effective as of August 31, 2002, CenterPoint Energy, Inc., a Texas corporation (the "Company"), became the successor of REI; and further

                  WHEREAS, pursuant to Section 7.1 of the Plan, the Company desires to amend the Plan (1) to change the name of the Plan and Company and (2) to incorporate prior amendments;

                  NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Plan is hereby amended and restated, effective as of June 18, 2003, as follows:

                                    ARTICLE I

                                     PURPOSE

                  The purpose of the Plan is to enhance the Company's ability to maintain a competitive position in attracting and retaining qualified Outside Directors who contribute, and are expected to contribute, materially to the success of the Company and its subsidiaries by providing retainer continuation benefits for the Outside Directors.

                                   ARTICLE II

                                   DEFINITIONS

                  For purposes of the Plan, the terms set forth below shall have the following meanings:

                  "ANNUAL RETAINER FEE" means annual fee paid to the Outside Director for his or her service on the Board exclusive of Board and committee meeting fees and any other supplemental or special retainer fees.

                  "BOARD" means the Board of Directors of the Company.

                  "COMPANY" means CenterPoint Energy, Inc., a Texas corporation, or any successor thereto.

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                  A "FULL YEAR OF SERVICE" means the completion of service in the capacity of an Outside Director from one annual meeting of shareholders of the Company to the next following the annual meeting of shareholders of the Company, with such calculation including (1) any such service as an Outside Director prior to January 1, 1992, the original effective date of the Plan, and
(2) service as a member of the board of director of NorAm Energy Corp., any predecessor thereto, or any division or subsidiary of NorAm Energy Corp., or service as a director of any "advisory board" of NorAm Energy Corp. or its subsidiaries or divisions.

                  "OUTSIDE DIRECTOR" means a person who is a member of the Board and who is not a current employee of the Company or a subsidiary.

                  "PLAN" means the CenterPoint Energy, Inc. Outside Director Benefits Plan set forth herein, as amended and restated effective June 18, 2003, and as the same may hereafter be amended from time to time.

                                   ARTICLE III

                                 ADMINISTRATION

                  3.1 Plan Administrator: This Plan shall be administered by the Board.

                  3.2 Powers and Duties: Subject to the provisions hereof, the Board shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Board shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in this Plan in the manner and to the extent the Board deems necessary or desirable. Any decision of the Board in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Board may engage in or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

                  The Board shall publish and file or cause to be published and filed or disclosed all reports and disclosures required by federal or state law. The Board shall keep all such books of accounts, records and other data as may be necessary for the proper administration of the Plan.

                  3.3 Payment of Expenses: Each member of the Board shall serve without compensation for his or her services as Plan administrator, but all expenses incurred in administration of the Plan shall be paid by the Company.

                  3.4 Indemnities: No member of the Board or officer of the Company or a subsidiary of the Company to whom the Board has delegated authority in accordance with the provisions of this Section shall be liable for anything done or omitted to be done by him or her, by any member of the Board or by any officer of the Company or Company subsidiary in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

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                                   ARTICLE IV

                              PARTICIPATION IN PLAN

                  All Outside Directors serving in such capacity on or after January 1, 1992 shall be eligible to participate in the Plan. Any Outside Director whose service on the Board terminated prior to January 1, 1992 shall not be eligible to participate in the Plan.

                                    ARTICLE V

                                    BENEFITS

                  5.1 Retainer Continuation Benefits: Each Outside Director who has served for at least one Full Year of Service shall receive an annual benefit in cash equal to the amount of the Annual Retainer Fee payable to an Outside Director for the year in which the Outside Director terminates service as an Outside Director, payable for a period certain equal to the number of Full Years of Service. Such annual amounts shall commence the January next following the later of (a) the Outside Director's termination of service as an Outside Director for any reason or (b) the Outside Director's attainment of age sixty-five (65).

                  5.2 Death of Outside Director: Upon the death of an Outside Director before commencement of, or receipt of all, payments payable under the Plan, the Outside Director's beneficiary or beneficiaries, designated under rules and procedures established by the Board, or in the absence of such beneficiary, the Outside Director's surviving spouse, or if there is no surviving spouse, the personal representative of such Outside Director's estate, shall be entitled to receive the cash payment or payments to which the Outside Director was entitled. In the event of the subsequent death of the beneficiary (as determined in the preceding sentence), any payments remaining under the Plan shall be paid to the personal representative of the beneficiary's estate. Any payments made to an estate shall be paid in a discounted lump-sum, employing reasonable assumptions as determined in the sole discretion of the Board.

                  5.3 Withholding of Taxes: Unless otherwise required by applicable federal or state laws or regulations, the Company shall not withhold or otherwise pay on behalf of any Outside Director any federal, state, local or other taxes arising in connection with the payment of any benefits under this Plan. The payment of any such taxes shall be the sole responsibility of each Outside Director.

                  5.4 Benefit Offset: Notwithstanding any provision hereto to the contrary, the annual benefit amount payable to an Outside Director calculated under Section 5.1 hereof shall be reduced by the amount of any annual benefit that the Outside Director receives under the NorAm Energy Corp. Directors' Retirement Plan.

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                                   ARTICLE VI

                           RIGHTS OF OUTSIDE DIRECTORS

                  6.1 No Assignment or Transfer: No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same will be void. No right or benefit hereunder shall be in any manner payable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.

                  6.2 Prerequisites: No Outside Director, or any person claiming through an Outside Director, shall have any right or interest in the Plan or any benefits hereunder, unless and until all terms, conditions and provisions of the Plan which affect such Outside Director or such other person shall have been complied with as specified herein.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  7.1      Amendment, Modification, Suspension or Termination:
The Board may amend, modify, suspend or terminate this Plan in whole or in part at any time. Any such amendment, modification, suspension or termination shall not, however, adversely affect the rights of any Outside Director to any accrued benefits under the Plan.

                  7.2 Applicable Laws: This Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the State of Texas, except as federal law may apply.

                  7.3 Unfunded Status of Plan: This Plan shall be an unfunded plan. The annual benefit amount payable under this Plan shall be implemented by a credit to a bookkeeping account maintained by the Company evidencing the unfunded and unsecured right to receive the amount, which right shall be subject to the terms, conditions and restrictions set forth in the Plan. Such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to establish any special or separate fund or reserve or to make any other segregation of assets to assure the payment of the annual benefit amount under this Plan. Neither the Company nor the Board shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

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                  IN WITNESS WHEREOF, CenterPoint Energy, Inc. has executed
these presents as evidenced by the signature of its duly authorized officer, in a number of copies, all of which shall constitute but one and the same instrument, which may be sufficiently evidenced by any such executed copy hereof, this 19th day of June, 2003.

                                        CENTERPOINT ENERGY, INC.

                                        By /s/ David M. McClanahan
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                                           David M. McClanahan
                                           President and Chief Executive Officer

ATTEST:

 /s/ Richard Dauphin
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Assistant Secretary

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